Exhibit 99.1

News Release: FOR IMMEDIATE RELEASE

For additional information, contact:

Investors / Trade / Media

Brian Cooper

Chief Financial Officer

Westell Technologies, Inc.

630.375.4740

BCooper@westell.com

Westell Technologies Fiscal 2011 Third Quarter Highlights

•	Fiscal third quarter revenue of $48.3 million was up 13% compared with the same quarter of the prior year.

•	Fiscal third quarter net income was $2.9 million, compared with $2.7 million in the same quarter of the prior year.

•	Earnings per share were $0.04 per share for each of the current and prior-year quarters.

•	Cash and short-term investments increased by $16.4 million during the quarter, to $86.4 million.

Westell Technologies Reports $0.04 EPS

AURORA, IL, January 19, 2011 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, outside plant telecommunications equipment and conferencing services, today announced results for its fiscal 2011 third quarter ended December 31, 2010. Total revenue for the quarter was $48.3 million, up 13% from $42.8 million in the fiscal third quarter of the prior year. Net income during the quarter was $2.9 million, or $0.04 per diluted share, compared to net income of $2.7 million, or $0.04 per diluted share, in the same quarter of the prior year. Total cash and short-term investments were $86.4 million at December 31, 2010, up $16.4 million during the quarter.

“I am pleased to report that we produced year-over-year increases in consolidated revenue, earnings and cash flow, despite the expected seasonal slowdown in our Outside Plant business,” said Chairman and CEO Rick Gilbert. “All three business units contributed positive net income. In particular, Customer Networking Solutions delivered significant software revenue which boosted margins and profit.”

Fiscal Third Quarter Division and Consolidated Results

The Customer Networking Solutions (CNS) division reported revenue of $26.2 million in the third quarter of fiscal 2011, up 28% compared to $20.5 million in the same quarter of the prior year. Continuing recent trends, VersaLink gateway product revenue increased in the current quarter while revenue from modems decreased, compared to the same quarter of the prior year. UltraLine Series3 revenues of $4.5 million in the quarter included the recognition of $1.1 million of revenue related to software projects. UltraLine Series3 revenues were approximately $3.8 million in the prior-year quarter. CNS gross profit benefited from the software revenue and increased by $1.2 million, with gross margin increasing to 18.1%, compared with 17.4% in the prior-year quarter. Operating expenses were $4.1 million, essentially in line with the prior-year quarter, in spite of higher spending on the company’s HomeCloudTM initiative. As a result, CNS operating income improved to approximately $0.7 million for the third quarter of fiscal 2011, up $1.3 million, compared with an operating loss of $0.6 million in the same quarter of the prior year.

Revenue in the Outside Plant Systems (OSP) division was $11.8 million in the quarter, down 5% compared to $12.4 million in the same quarter of the prior year. Demand for OSP products was reduced in the latest quarter by tight customer management of year-end inventory and by an influx of refurbished equipment in the marketplace. Fiscal 2011 third quarter gross profit was $5.1 million, compared to $5.6 million in the same quarter of the prior year. Gross margins were 43.2%, compared with 44.8% in the prior-year quarter. Operating expenses increased $0.7 million versus the prior-year quarter, reflecting an increased focus on marketing and development of new Ethernet-based products for the cellular backhaul market. Resulting operating income for OSP in the quarter was $2.1 million, down $1.1 million compared with operating income of $3.2 million in the same quarter of the prior year.

Conference Plus (CP) revenue was up 5% to $10.3 million in the quarter, compared to $9.9 million in the same quarter of the prior year. Gross profit increased by $0.4 million on higher gross margins, and operating expenses were $0.4 million higher than in the same quarter of the prior year. Operating income therefore was unchanged from the same quarter of the prior year at $1.0 million.

On a consolidated basis, fiscal third quarter revenue of $48.3 million was up 13%, or $5.5 million, compared with $42.8 million in the same quarter of the prior year. Gross profit increased $1.1 million, and gross margins were 30.7%, compared with 32.2% in the same quarter of the prior year. Operating expenses for the quarter were up $0.1 million compared with the prior-year quarter. These expenses reflect increased spending on the HomeCloud and Ethernet initiatives. Unallocated expenses for the prior-year quarter included $0.7 million of expense to correct an understatement of stock-based compensation. Income tax expense in the current period was $26,000, compared to an income tax benefit of $0.7 million in the same quarter of the prior year. Reflecting all of the above factors, net income was $2.9 million in the current quarter versus $2.7 million in the same quarter of the prior year.

Cash and short-term investments increased $16.4 million during the quarter. The increase was driven primarily by an increase in accounts payable as a result of timing and terms for inventory purchases. A large portion of this payables increase is expected to be temporary.

Conference Call Information

Management will address financial and business results during Westell’s fiscal third quarter 2011 earnings conference call on Thursday, January 20, at 9:30 AM Eastern Time. Conference Plus, Inc. (ConferencePlus®), a Westell subsidiary, will manage Westell’s earnings conference call using its EventManager™ Service.

Participants can register for the Westell conference by going to the URL:

http://www.conferenceplus.com/westell.

With EventManager, participants can quickly register online in advance of the conference through a customizable web page that can be used to gather multiple pieces of information from each participant, as specified by the event arranger. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant experiences any technical difficulties after joining the conference call on January 20, he or she can press *0 for support.

If a participant does not wish to register, he or she can participate in the call on January 20, by dialing ConferencePlus at 1-888-206-4073 no later than 9:15 AM, Eastern Time and using confirmation number 28624109. International participants may dial 1-847-413-9014.

Westell’s press release on earnings and related information that may be discussed on the earnings conference will be posted on the Investor Relations’ section of Westell’s website, http://www.westell.com.

An archive of the entire conference will be available on Westell’s website or via Digital Audio Replay following the conclusion of the conference until the fiscal fourth quarter results are released. The replay of the conference can be accessed by dialing 1-888-843-7419 or 1-630-652-3042 and entering 7702527#.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and Conference Plus, Inc. Westell, Inc. designs, distributes, markets and services a broad range of broadband customer-premises equipment, digital transmission, remote monitoring, power distribution and demarcation products used by telephone companies and other telecommunications service providers. Conference Plus, Inc. is a leading global provider of audio, web, video and IP conferencing services. Additional information can be obtained by visiting http://www.westell.com and http://www.conferenceplus.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, a further economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2010 under the section entitled Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.

Condensed Consolidated Statement of Operations

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months ended December 31,			Nine Months ended December 31,
	2010	2009		2010	2009

Revenue	$48,267	$42,796		$140,593	$143,662
Gross profit	14,833	13,771		46,926	43,550
Gross margin	30.7%	32.2%		33.4%	30.3%
Operating expenses:
Sales & marketing	4,599	3,996		13,758	13,392
Research & development	3,611	3,202		10,613	10,279
General & administrative	3,467	4,345	(1)	10,065	11,697	(1)
Restructuring	—	—		—	609	(2)
Intangibles amortization	165	161		491	478

Total operating expenses	11,842	11,704		34,927	36,455

Operating income	2,991	2,067		11,999	7,095
Other income	(26)	(4)		(1)	67
Interest (expense)	(2)	—		(5)	(4)

Income before taxes	2,963	2,063		11,993	7,158

Income taxes	(26)	673	(3)	309	443	(3)

Net income	$2,937	$2,736		$12,302	$7,601

Net income per common share:
Basic	$0.04	$0.04		$0.18	$0.11
Diluted	$0.04	$0.04		$0.18	$0.11

Average number of common shares outstanding:
Basic	68,280	67,912		67,616	68,214
Diluted	70,282	68,551		69,014	68,778

(1)	Includes a non-cash charge of $730,000 to correct errors in stock-based compensation expense related to prior fiscal years.
(2)	The Company terminated approximately 50 employees primarily in the CNS and ConferencePlus segments as a cost reduction action in the first quarter of fiscal 2010.
(3)	The Company recorded a $767,000 income tax benefit derived from a refund of alternative minimum tax credits.

Westell Technologies, Inc.

Condensed Consolidated Balance Sheet

(Dollars in thousands)

(Unaudited)

	Dec. 31 2010	March 31, 2010
Assets:
Cash and cash equivalents	$85,691	$61,315
Short-term investments	735	—
Accounts receivable, net	21,737	17,683
Inventories	20,813	21,258
Prepaids and other current assets	4,650	4,276

Total current assets	133,626	104,532

Property and equipment, net	3,517	4,665
Goodwill	2,178	2,162
Intangibles, net	3,603	4,063
Deferred income taxes and other assets	6,107	6,412

Total assets	$149,031	$121,834

Liabilities and Stockholders’ Equity:
Accounts payable	$28,147	$15,195
Accrued liabilities	9,278	9,203
Deferred revenue	325	860

Total current liabilities	37,750	25,258
Deferred revenue, long-term	151	174
Other long-term liabilities	7,866	8,671

Total liabilities	45,767	34,103
Total stockholders’ equity	103,264	87,731

Total liabilities and stockholders’ equity	$149,031	$121,834

Westell Technologies, Inc.

Condensed Consolidated Statement of Cash Flows

(Dollars in thousands)

(Unaudited)

	Nine Months ended Dec. 31,
	2010	2009
Cash flows from operating activities:
Net income	$12,302	$7,601
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,067	2,942
Stock-based compensation	889	1,355
Restructuring	—	609
Other, net	(17)	(182)
Changes in assets and liabilities:
Accounts receivable	(4,040)	3,195
Inventory	476	2,014
Accounts payable and accrued liabilities	12,738	(5,726)
Deferred revenue	(558)	(1,575)
Prepaid and other current assets	(375)	3,916
Other	81	(60)

Net cash provided by (used in) operating activities	23,563	14,089

Cash flows from investing activities:
Purchases of property and equipment	(485)	(800)
Purchases of short-term investments	(735)	—

Net cash (used in) provided by investing activities	(1,220)	(800)

Cash flows from financing activities:
Borrowing (repayment) of debt and leases payable	—	(42)
Proceeds from stock options exercised	2,591	—
Payment for subsidiary options tendered	(36)	—
Purchase of treasury stock	(555)	(1,430)

Net cash (used in) provided by financing activities	2,000	(1,472)

Effect of exchange rate changes on cash	33	198

Net increase in cash	24,376	12,015
Cash and cash equivalents, beginning of period	61,315	46,058

Cash and cash equivalents, end of period	$85,691	$58,073

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Three months ended December 31, 2010
	CNS	OSP	CP	Unallocated	Total

Revenue	$26,168	$11,768	$10,331	$—	$48,267
Gross profit	4,744	5,087	5,002	—	14,833
Gross margin	18.1%	43.2%	48.4%		30.7%
Operating expenses:
Sales & marketing	1,292	1,413	1,894	—	4,599
Research & development	2,005	945	661	—	3,611
General & administrative	803	452	1,463	749	3,467
Restructuring	—	—	—	—	—
Intangibles amortization	2	135	28	—	165

Operating expenses (1)	4,102	2,945	4,046	749	11,842

Operating income (loss)	642	2,142	956	(749)	2,991
Other income	—	—	—	(26)	(26)
Interest (expense)	—	—	—	(2)	(2)
Income taxes	—	—	—	(26)	(26)

Net income (loss)	$642	$2,142	$956	$(803)	$2,937

	Three months ended December 31, 2009
	CNS	OSP	CP	Unallocated	Total

Revenue	$20,512	$12,407	$9,877	$—	$42,796
Gross profit	3,566	5,563	4,642	—	13,771
Gross margin	17.4%	44.8%	47.0%		32.2%
Operating expenses:
Sales & marketing	1,284	1,128	1,584	—	3,996
Research & development	2,099	557	546	—	3,202
General & administrative	821	464	1,518	1,542 (2)	4,345
Restructuring	—	—	—	—	—
Intangibles amortization	—	133	28	—	161

Operating expenses (3)	4,204	2,282	3,676	1,542	11,704

Operating income (loss)	(638)	3,281	966	(1,542)	2,067
Other income	—	—	—	(4)	(4)
Interest (expense)	—	—	—		—
Income taxes	—	—	—	673	673

Net income (loss)	$(638)	$3,281	$966	$(873)	$2,736

(1)	Includes $0.1 million, $0.2 million and $0.4 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.
(2)	Includes a non-cash charge of $730,000 to correct errors in stock-based compensation expense related to prior fiscal years.
(3)	Includes $0.3 million, $0.3 million and $0.4 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.

Westell Technologies, Inc.

Segment Statement of Operations

(Amounts in thousands)

(Unaudited)

	Nine months ended December 31, 2010
	CNS	OSP	CP	Unallocated	Total

Revenue	$65,788	$43,609	$31,196	$—	$140,593
Gross profit	12,343	19,324	15,259	—	46,926
Gross margin	18.8%	44.3%	48.9%		33.4%

Operating expenses:
Sales & marketing	3,871	4,363	5,524	—	13,758
Research & development	5,881	2,847	1,885	—	10,613
General & administrative	2,231	1,545	4,260	2,029	10,065
Restructuring	—	—	—	—	—
Intangibles amortization	4	403	84	—	491

Operating expenses (1)	11,987	9,158	11,753	2,029	34,927

Operating income (loss)	356	10,166	3,506	(2,029)	11,999
Other income	—	—	—	(1)	(1)
Interest (expense)	—	—	—	(5)	(5)
Income taxes	—	—	—	309	309

Net income (loss)	$356	$10,166	$3,506	$(1,726)	$12,302

	Nine months ended December 31, 2009
	CNS	OSP	CP	Unallocated	Total

Revenue	$73,138	$39,232	$31,292	$—	$143,662
Gross profit	11,519	17,038	14,993	—	43,550
Gross margin	15.7%	43.4%	47.9%		30.3%
Operating expenses:
Sales & marketing	4,193	3,659	5,540	—	13,392
Research & development	6,865	1,745	1,669	—	10,279
General & administrative	2,482	1,532	4,628	3,055 (2)	11,697
Restructuring	414	46	149		609
Intangibles amortization	—	394	84	—	478

Operating expenses (3)	13,954	7,376	12,070	3,055	36,455

Operating income (loss)	(2,435)	9,662	2,923	(3,055)	7,095
Other income	—	—	—	67	67
Interest (expense)	—	—	—	(4)	(4)
Income taxes	—	—	—	443	443

Net income (loss)	$(2,435)	$9,662	$2,923	$(2,549)	$7,601

(1)	Includes $0.4 million , $0.6 million and $1.1 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.
(2)	Includes a non-cash charge of $730,000 to correct errors in stock-based compensation expense related to prior fiscal years.
(3)	Includes $1.0 million, $0.8 million and $1.1 million of depreciation and amortization expense in the CNS, OSP and CP segments, respectively.